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                                                                    EXHIBIT 10.6


                             FIRST AMENDMENT TO THE
                       COMMUNITY CAPITAL BANCSHARES, INC.
                           1998 STOCK INCENTIVE PLAN


         THIS FIRST AMENDMENT is made on the _____ day of ____________, 1999, by COMMUNITY CAPITAL BANCSHARES, INC., a corporation organized and existing under the laws of the State of Georgia (hereinafter called the "Company").


                              W I T N E S S E T H:

         WHEREAS, the Company maintains the Community Capital Bancshares, Inc. 1998 Stock Incentive Plan (the "Plan").

         WHEREAS, the Company wishes to amend the Plan to comply with recommendations made by the Office of the Comptroller of the Currency.

         NOW, THEREFORE, the Company does hereby amend the Plan, effective as of the original Plan adoption date, as follows:

1. By deleting clause (a) of Section 2.1 in its entirety and substituting therefor the following:

         "(a) provide incentives to officers, employees, directors and organizers of the Company and Albany Bank & Trust, N.A. to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company;".

2. By deleting the second sentence of the first paragraph of Section 2.3 in its entirety and substituting therefor the following:

         "The Committee shall have full authority in its discretion to determine the organizers, directors, officers or employees of the Company and Albany Bank & Trust, N.A. to whom Stock Incentives shall be granted and the terms and provisions of Stock Incentives, subject to the Plan."

3. By deleting the first sentence of Section 2.4 in its entirety and substituting therefor the following:

         "Stock Incentives may be granted only to organizers, directors, officers or employees of the Company or Albany Bank & Trust, N.A.; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or Albany Bank & Trust, N.A."

4. By deleting the existing header to Section 3.1(d) in its entirety and substituting therefor the following new header to Section 3.1(d):
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                  "(d) The Committee may provide in any Stock Incentive
         Agreement or pursuant to any Stock Incentive Program (or subsequent to the award of a Stock Incentive but prior to its expiration or cancellation, as the case may be) that, in the event of a Change in Control, the Stock Incentive shall or may be cashed out on the basis of any price not greater than the highest price paid for a share of Stock in any transaction reported by any market or system selected by the Committee on which the shares of Stock are then actively traded during a specified period immediately preceding or including the date of the Change in Control or offered for a share of Stock in any tender offer occurring during a specified period immediately preceding or including the date the tender offer commences; provided that, in no case shall any such specified period exceed three (3) months (the "Change in Control Price"). For purposes of this Subsection, the cashout of a Stock Incentive shall be determined as follows:"

5.       By adding a new Subsection (g) to Section 3.1, as follows:

                  "(g) No Stock Incentive shall have a term that extends beyond the tenth anniversary of the date the Stock Incentive was granted. This Subsection (g) shall not apply to Stock Awards."

         Except as specifically provided herein, the Plan shall remain in full force and effect as prior to this First Amendment.

         IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of the day and year first above written.

                                    COMMUNITY CAPITAL BANCSHARES, INC.


                                             By:
                                                -------------------------------

                                             Title:
                                                   ----------------------------

Attest:

By:
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Title:
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             [CORPORATE SEAL]